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                                                                    Exhibit 10.4

[MAXTOR LOGO]

MAXTOR INTERNATIONAL S.A R.L.                     VAT NR. 512 646
Saint-Honore 2
CH-2001 Neuchatel

SWITZERLAND

                               LETTER OF GUARANTEE

Bank of China Suzhou Branch:

Maxtor Technology (Suzhou) Co., Ltd (the "borrower") has entered into a Foreign Exchange Loan Agreement (No. YZDZ (2004) No. 89) on August 16, 2004.
To secure the full performance of the Loan Agreement, Maxtor International S.a.r.l ("Guarantor") hereby makes its guarantees under the provisions of the Security Law of the People's republic of China as follows:

1. Maxtor International S.a.r.l shall act as a guarantor and secure the performance by borrower of all of the obligations under the Loan Agreement.

2. If due to whatever reason that the Loan Agreement has been breached by the borrower thereunder, Guarantor shall immediately perform its guarantee obligation unconditionally and effectuate all payment including without limitation to all the principal, interest, penalty, indemnity and any relevant expenses to the lenders according to the instructions of the latter.

3. The guarantee made by Guarantor under this Letter shall constitute a joint liability of Guarantor.

4. The guarantee made under this Letter shall be an irrevocable guarantee, the validity of which shall continue till the day when all the indebtedness under the Loan Agreement has been fully discharged.

5. The Execution and performance of this Letter shall be to Guarantor's own wills and in Guarantor's good faith. Guarantor has obtained all necessary authority to execute and perform this Letter. Such authorization and the execution and performance under such authorization shall not contradict any of the provisions of the by-laws of Guarantor or of any regulations or contract that have binding force upon Guarantor. All the process concerning the execution and performance of this Letter has been handled in due course and maintain its validity.

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6. This Letter and the rights and obligations of the parties hereunder shall be governed by and construed in accordance with the laws of People's Republic of China.

7. The Guarantor agrees that any legal action or proceeding arising out of or relating to this Letter may be brought in the courts of People's Republic of China.

Guarantor:

Signed, by:

Maxtor International S.a.r.l

[ILLEGIBLE]                                               MAXTOR INTL SARL
--------------------------------------                      St-Honore 2
Authorised signatory & Company stamp                    CH-2001 Neuchatel
                                                           Switzerland

Date: August 16, 2004